138 Putnam Street
PO Box 738
Marietta OH 45750-0738
www. peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	John C. Rogers
March 29, 2016		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP TO ANNOUNCE 1ST QUARTER 2016 EARNINGS AND CONDUCT CONFERENCE CALL ON APRIL 26, 2016
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced it intends to release first quarter 2016 earnings before the market opens on Tuesday, April 26, 2016, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Saving Time on the same date.
The conference call will consist of commentary from Chuck Sulerzyski, President and Chief Executive Officer, and John Rogers, Chief Financial Officer and Treasurer, regarding Peoples’ results and strategic outlook, followed by a question and answer period. The dial-in number for this call will be (866) 890-9285. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available for one year.
Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples is a diversified financial services holding company with $3.3 billion in total assets, 82 sales offices and 81 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples' common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

END OF RELEASE